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                                                                 Exhibit 4.3

                              CERTIFICATE OF TRUST

                                       OF

                            LACLEDE CAPITAL TRUST I

         This Certificate of Trust is being executed as of April 4, 2002 and filed in accordance with the Delaware Business Trust Act (12 Del C.
Section 3801 et seq) and sets forth the following:

         The undersigned hereby certifies as follows:

         1.       Name: The name of the business trust being formed hereby
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is "Laclede Capital Trust I" (the "Trust").

         2.       Delaware Trustee. The name and business address of the
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trustee of the Trust in the State of Delaware are as follows:

                           The Bank of New York (Delaware)
                           502 White Clay Center
                           Route 273
                           P. O. Box 6973
                           Newark, Delaware  19711

         3.       Effective. This Certificate of Trust shall be effective
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immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         4.       Counterparts. This Certificate of Trust may be executed in
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one or more counterparts, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

ADMINISTRATIVE TRUSTEE              The Bank of New York (Delaware), as
                                    Delaware Trustee
By: /s/ Douglas H. Yaeger
    ----------------------------
Name: Douglas H. Yaeger             By: /s/ Michael Santino
                                        --------------------------------------
                                    Name: Michael Santino
                                    Title: Senior Vice President
ADMINISTRATIVE TRUSTEE

By: /s/ Gerald T. McNeive, Jr.
    ----------------------------    The Bank of New York, as Property Trustee
Name: Gerald T. McNeive, Jr.

                                    By: /s/ Robert A. Massimillo
                                        --------------------------------------
ADMINISTRATIVE TRUSTEE              Name: Robert A. Massimillo
                                    Title: Vice President
By: /s/ Ronald L. Krutzman
    ----------------------------
Name: Ronald L. Krutzman